Exhibit 99.2

Palm Springs Partners, LLC d/b/a Maxim Surgical

Interim Financial Statements (Unaudited)

June 30, 2018

Table of Contents

Interim financial statements (unaudited)
Balance sheets as of June 30, 2018 and December 31, 2017	2
Statements of operations for the six months ended June 30, 2018 and 2017	3
Statements of cash flows for the six months ended June 30, 2018 and 2017	4
Notes to financial statements	5-8

Palm Springs Partners, LLC D/B/A Maxim Surgical

Balance Sheets

	(Unaudited)	(Audited)
	June 30, 2018	December 31, 2017
Assets

Current assets:
Cash and cash equivalents	$157,356	$97,154
Accounts receivable, net of allowance of $11,496 and $9,537, respectively	274,707	290,716
Inventories, net of allowance of $14,951 and $20,115, respectively	265,883	346,789
Deferred tax asset	4,224	4,224
Total current assets	702,170	738,883

Total assets	$702,170	$738,883

Liabilities and Members' Equity

Current liabilities:
Accounts payable	$126,434	$177,655
Accrued expenses and other	23,827	24,125
Income tax payable	19,867	67,930
Total current liabilities	170,128	269,710

Commitments and contingencies	-	-

Members' equity	532,042	469,173

Total liabilities and members' equity	$702,170	$738,883

See notes to the financial statements.

Palm Springs Partners, LLC D/B/A Maxim Surgical

Statements of Operations

	(Unaudited) Six Months Ended
	June 30, 2018	June 30, 2017

Net revenues	$634,571	$490,017

Cost of revenues	439,644	281,877
Gross profit	194,927	208,140

Operating expenses:
Selling, general, administrative and other	96,092	80,168
Commissions	4,231	2,245
Net income before income tax expense	94,604	125,727

Income tax expense	31,735	5,111

Net income	$62,869	$120,616

See notes to the financial statements.

Palm Springs Partners, LLC D/B/A Maxim Surgical

Statements of Cash Flows

	(Unaudited) Six Months Ended
	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net income	$62,869	$120,616
Adjustments to reconcile net income to net cash provided by
operating activities:
Provision for doubtful accounts and pricing adjustments and discounts	1,959	(876)
Changes in operating assets and liabilities:
Accounts receivable	14,049	50,523
Inventories, net	80,906	(33,750)
Accounts payable	(51,221)	(20,451)
Accrued expenses	(297)	(3,581)
Deferred taxes	-	(603)
Income tax payable	(48,063)	5,714
Net cash provided by operating activities	60,202	117,592

Cash flows from financing activities:
Member distributions	-	(100,000)
Net cash used in financing activities	-	(100,000)

Net increase in cash	60,202	17,592

Cash:
Beginning of period	$97,154	$35,942

End of period	$157,356	$53,534

See notes to the financial statements.

Palm Springs Partners, LLC d/b/a Maxim Surgical

Notes to Financial Statements

Note 1.	Description of Business and Summary of Significant Accounting Policies

Nature of operations: Palm Springs Partners, LLC d/b/a Maxim Surgical (“Maxim” or the “Company”) operates as a spine manufacturing and full service medical device and distribution company. Maxim manufactures their own spinal interbody spacers and distributes a wide variety of sports medicine and biologics product lines.

The Company supplements its portfolio of spine and sports medicine products with a broad offering of high-quality regenerative tissue, including; human allografts, substitute bone materials and tendons, as well as amniotic tissues and fluids (“Biologics”).

The Company leverages the above core competencies to transcend delivery of its state of the art spinal interbody spacer and sport medicine offerings and surgical solutions, assisting surgeons with a full continuum of care to facilitate quality patient outcomes and efficacy. This results in cost effective solutions to its customers, which include hospitals, medical facilities, and sub-distributors.

Basis of accounting: The accounts are maintained, and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash: The Company maintains deposits in financial institutions. At times, amounts on deposit may be in excess of the FDIC insurance limit. The Company has not experienced any losses with such accounts.

Accounts receivable: Accounts receivable are carried at a net amount (determined by the original invoice, less an estimate made for pricing adjustments or discounts provided to the customers) less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis.

The Company’s management determines the allowance for doubtful accounts by reviewing each account for its potential collection and historical experience applied to an aging of accounts. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written-off are recorded when received.

Revenue recognition: Revenue is recognized upon shipment or the date of surgery for sales related to inventory maintained at 3rd party healthcare facilities, whichever is applicable.

Inventories: The Company’s inventories consist primarily of biologics and orthopedic implants. Inventories are stated at the lower of cost or net realizable value with cost determined on a weighted/average cost basis. A provision is made to reduce excess or obsolete inventories to their net realizable value.

Income taxes: The Company elected to be treated as a C Corporation for federal tax purposes effective June 1, 2017. Prior to this change the Company’s federal taxes were paid at the member level, not at the Company level.

The Company records deferred taxes using the liability method. Deferred taxes and liabilities are based on the estimated future tax effects of differences between the financial statement basis and tax basis of assets and liabilities given the provisions of enacted tax law.

Palm Springs Partners, LLC d/b/a Maxim Surgical

Notes to Financial Statements

The Company records a valuation allowance to reduce its deferred income tax assets to the amount that is believed to be realized. Management considers historical earnings, future taxable income, and ongoing prudent and feasible tax planning strategies in assessing the need for a valuation allowance. Management is continuously assessing the ability to realize deferred tax assets. Management has not recorded a valuation allowance against deferred tax assets as of June 30, 2018 and December 31, 2017.

Management evaluates uncertain tax positions with the presumption of audit detection and applies a “more likely than not” standard to evaluate the recognition of tax benefits or positions. The Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

Shipping and handling costs: Shipping and handling costs primarily consist of costs for out-bound delivery of inventory and are expensed as incurred within costs of goods sold in the accompanying statements of operations.

Recent Accounting Pronouncements: The Company considers the applicability and impact of all Accounting Standard Updates (“ASU”s) issued, both effective and not yet effective.

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2016-02, “Leases”, which requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company’s management is in the process of evaluating the impact of the adoption of ASU 2016-02 on the Company's financial statements and disclosures.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles-Goodwill and Other (Topic 350) Simplifying the Test for Goodwill Impairment.” The update eliminates Step 2 from the goodwill impairment test. This ASU is effective for fiscal years beginning after December 15, 2019. The amendments in this update should be applied on a prospective basis. The Company’s management is currently assessing the impact that the adoption of ASU 2017-04 will have on its financial statements.

In March 2018, the FASB issued ASU No.2018-05 “Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118.” This new standard adds SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 - the date on which the Tax Cuts and Jobs Act (H.R.1, An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018) was signed into law. ASU 2018-05 is effective upon inclusion in the FASB codification. The Company’s management is currently evaluating the impact that the adoption of ASU 2018-05 will have on its financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or are not believed by the Company’s management to have a material impact on the Company's present or future financial statements.

Note 2.	Related Party Transactions

The Company enters into various related party transactions with entities that are owned by or affiliated with the Company’s member manager. During the six months ended June 30, 2018 and 2017, the Company had net sales of $282,723 and $300,431, respectively, to these entities. During the six months

Palm Springs Partners, LLC d/b/a Maxim Surgical

Notes to Financial Statements

ended June 30, 2018 and 2017, the Company had purchases of $130,489 and $80,615, respectively, from these entities.

As of June 30, 2018 and December 31, 2017, the Company had balances due from these entities of $193,428 and $129,366, respectively, included in accounts receivable. As of June 30, 2018 and December 31, 2017, the Company had balances due to these entities of $63,025 and $49,624, respectively, included in accounts payable.

The Company engages AmBio Staffing, LLC a Texas licensed professional employment organization to provide payroll processing, employee benefit administration, and related human capital services. AmBio Staffing, LLC is owned and controlled by the Company’s former member manager. Effective January 1, 2017 all of the Company’s payroll processing, employee benefit administration, and related human capital services are managed by AmBio Staffing, LLC. As of June 30, 2018 and 2017 the Company incurred aggregate expenses of $50,285 and $53,483, respectively, which are included in selling, general, administrative and other. As of June 30, 2018 and December 31, 2017, the Company owed this entity $2,590 and $4,676, respectively, which is included in accounts payable in the accompanying balance sheets.

Note 3.	Concentrations

Net revenues for the six months ended June 30, 2018 and 2017 include revenues to the following major customers, together with the accounts receivables due from these customers:

	Net Sales		Accounts Receivables
	Amount	%	Amount	%
June 30, 2018:
Customer A	$263,100	42%	$48,025	17%
Customer B (related party)	211,799	34%	86,495	30%
Customer C (related party)	70,924	11%	106,933	37%

June 30, 2017:
Customer A (related party)	$227,996	46%	$68,834	47%
Customer B	114,205	23%	17,750	12%
Customer C (related party)	72,434	15%	19,042	13%

Net purchases for the six months ended June 30, 2018 and 2017 include purchases to the following major vendors, together with the accounts payable due to these vendors:

	Net Purchases		Accounts Payables
	Amount	%	Amount	%
June 30, 2018:
Supplier A	$157,364	55%	$35,743	28%
Supplier B (related party)	130,489	45%	63,025	50%
Supplier C	45,898	16%	12,025	10%

June 30, 2017:
Supplier A	$117,935	37%	$10,925	9%
Supplier B (related party)	80,615	25%	66,268	55%
Supplier C	75,117	23%	11,038	9%
Supplier D	39,336	12%	20,970	17%

Palm Springs Partners, LLC d/b/a Maxim Surgical

Notes to Financial Statements

Note 4.	Commitments and Contingencies

The Company leases office space under a noncancelable operating lease agreement, with a related party under common ownership, which expired at December 31, 2017 and is renewable for an additional 5 years. The lease requires monthly payments of $500. Rent expense associated with the related party lease totaled $3,000 for each of the six months ended June 30, 2018 and 2017, and are included in selling, general, administrative and other.

The Company has also engaged into a shared service agreement, with a related party under common ownership. The shared service agreement requires monthly payments equal to 1% of sales. The shared service expense associated with the related party totaled $6,343 and $4,857 for the six months ended June 30, 2018 and 2017, respectively, and are included in selling, general, administrative and other.

Note 5.	Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through October 12, 2018, the date the financial statements were available to be issued.

On August 1, 2018, the Company completed the Maxim Acquisition pursuant to that certain securities purchase agreement, dated July 30, 2018, by and between Fuse Medical Inc., the Company, Reeg Medical Industries, Inc., a Texas corporation, Mr. Amir David Tahernia, an individual, and Mr. Amir David Tahernia in his capacity as the representative of the sellers, pursuant to which Fuse Medical Inc. agreed to purchase all of the outstanding equity securities of Maxim from the sellers for aggregate consideration of approximately $3,400,000.

The Company’s management concluded there are no additional material events or transactions for potential recognition or disclosure.